Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-273374), Form S-8 (No. 333-265214), and Form F-3 (No. 333-259464) of E-Home Household Service Holdings Limited (the “Company”) of our report dated on November 6, 2023, relating to the financial statements, which appears in this annual report on Form 20-F of the Company for the year ended June 30, 2023.

/s/ Enrome LLP

Enrome LLP

Singapore

November 6, 2023